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                                                               FILE NO. 33-65135
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED APRIL 4, 1996)
                (TO PROSPECTUS SUPPLEMENT DATED APRIL 10, 1996)

                                     PROSPECTUS NUMBER: 1429
                                     DATED: DECEMBER 16, 1996


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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


BASE RATE:                Prime (Prior Day H.15)


INDEX MATURITY:           One Day


TRADE DATE:               December 16, 1996


SETTLEMENT DATE:          December 19, 1996


MATURITY DATE:            December 19, 1997


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   -2.830%
                          (minus two hundred eighty three bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily, using one business day prior.


INTEREST PAYMENT DATES:   The 19th of March, June, September and December commencing March 1997 through Maturity, subject to following business day convention.


INITIAL INTEREST RATE:    5.42%


FORM:                     Book-entry


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